Exhibit 23




                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (No. 2-98466) and Form S-8 (Nos. 33-3899, 33-34039 and 33-35283) of Chevron Corporation, and to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-14307) of Chevron Capital U.S.A. Inc. and Chevron Corporation, and to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-58838) of Chevron Canada Finance Limited and Chevron Corporation, and to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-8
(No. 2-90907) of Caltex Petroleum Corporation of our report dated February 25, 1994 except as to the restated earnings per share amounts included in Item 5 of this Form 8-K, which is as of May 11, 1994, appearing as Exhibit 99 of this Form 8-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules which appears on page 35 of Chevron Corporation's 1993 Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

San Francisco, California
October 28, 1994